UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 10, 2006
(Date of earliest event reported: October 4, 2006)

CYBER DEFENSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	333-46224	55-0876130
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

10901 Roosevelt Blvd., Suite 100-D, St. Petersburg, Florida 33716
(Address of principal executive offices, including zip code)

(727) 577-0873
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Cyber Defense Systems, Inc. (the “Registrant”) entered into a resell agreement for CyberBugTM product line with National Security Associates, Inc., (“NSA”). See Exhibit 10.1 here attached. The minimum value of the contract is for the purchase of 60 CyberBugsTM for over $2.5 million. The agreement states that Cyber family UAV’s airships will be utilized at the center by military, law enforcement and public safety personnel in Military Operations on Urbanized Terrain training and disaster area training.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1	CyberBugTM Sales Agreement.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 10, 2006

CYBER DEFENSE SYSTEMS, INC.

	By:	/s/ Billy Robinson
Name: Billy Robinson
Title: Chief Executive Officer